UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

February 12, 2009	( February 6, 2009 )
Date of Report	( Date of earliest event reported )

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE ( State or other jurisdiction of incorporation )	001-32421 ( Commission File Number )	58-23420 21 ( IRS Employer Identification No. )

420 Lexington Avenue, Suite 1718, New York, NY 10170

( Address of principal executive offices, including zip code )

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On February 6, 2009, Fusion Telecommunications International Inc., (the “Company”) received notice from NYSE Alternext US LLC (the “Exchange”) indicating the intent of the Exchange to strike the Company’s common stock and redeemable common stock purchase warrants (collectively, the “Securities”) from listing on the Exchange. The Exchange notice reflects the conclusion of the Staff of the Exchange that the Company’s proposed plan of compliance, submitted on November 17, 2008, did not satisfactorily demonstrate the Company’s ability to address the following deficiencies under the Exchange Company Guide:

•     The Company has had stockholders’ equity of less than $2 million and losses from continuing operations and net losses in two of its three most recent fiscal years, stockholder’s equity of less than $4 million and losses from continuing operations and net losses in three of its four most recent fiscal years, and stockholders’ equity of less than $6 million and losses from continuing operations and net losses in its five most recent fiscal years, as a result of which the Company is not in compliance with Section 1003(a)(i), Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide; and

•     The Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired, that, in the Exchange’s opinion, it is questionable whether the Company can continue operations and/or meet its obligations as they mature, as a result of which the Company is not in compliance with Section 1003(a)(iv) of the Company Guide; and

•     The Company did not adequately address the low selling price of its securities within a reasonable time after being advised by the Staff of the Exchange that it deemed it appropriate for the Company to effect a reverse stock split, and as a result, the Staff has asserted an additional deficiency pursuant to Section 1003(f)(v) of the Company Guide.

     The Company intends to appeal the Exchange's determination before a Listing Qualifications Panel (the “Panel”). The Company’s Securities will continue to be listed on the Exchange pending the Panel’s determination. If the Company’s Securities are delisted from the Exchange, the Company believes its Securities are eligible to continue trading on the Over-the-Counter Bulletin Board.

     Since October 17, 2008, the Company has been included in a list of issuers that are not in compliance with the Exchange’s continued listing standards, which is posted on www.amex.com and includes the specific listing standard(s) with which the company does not comply. Furthermore, since October 17, 2008 the Company became subject to the indicator .BC to denote its noncompliance, which is disseminated as an extension of the Company’s symbol on the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems low speed and high speed tapes whenever the Company’s trading symbol is transmitted with a quotation or trade. Both the website posting and the indicator will remain in effect until such time as the Panel has made its determination.

Form 8-K

     This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance, or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 7.01      Regulation FD Disclosure

     On February 12, 2009, the Company disseminated a press release relating to the disclosure contained herein. A copy of that press release is furnished as an exhibit to this report. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Fusion Telecommunications International, Inc., dated February 12, 2009 entitled “FUSION RECEIVES NYSE ALTERNEXT US LLC NOTICE OF DELISTING AND ANNOUNCES ITS INTENT TO APPEAL.”

Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ BARBARA HUGHES
Barbara Hughes
February 12, 2009		as Chief Financial Officer

Form 8-K

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Fusion Telecommunications International, Inc., dated February 12, 2009 entitled “FUSION RECEIVES NYSE ALTERNEXT US LLC NOTICE OF DELISTING AND ANNOUNCES ITS INTENT TO APPEAL.”

Form 8-K